Exhibit 24

POWER OF ATTORNEY

Each of the undersigned (each, a “Company”),

KKR Europe V S.à r.l., a société à responsabilité limitée governed by the laws of Grand Duchy of Luxembourg, having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-219823 acting, where relevant, in its own name as well as in its capacity as general partner of;

KKR Associates Europe V SCSp a société en commandite spéciale governed by the laws of Grand Duchy of Luxembourg, having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-219915 acting, where relevant, in its own name as well as in its capacity as general partner of;

KKR European Fund V (USD) SCSp a société en commandite spéciale governed by the laws of Grand Duchy of Luxembourg, having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-219961; and

KKR European Fund V (EUR) SCSp, a société en commandite spéciale governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-219936;

does hereby make, constitute and appoint Terence Gallagher, Class A manager of KKR Europe V S.à r.l., as a true and lawful attorney-in-fact of each of the Companies (the “Attorney”) with full powers of substitution, for and in the name, place and stead of the Company (both in its own name as well as its capacity as a manager or general partner of other Company), to execute and deliver such forms, schedules, statements and other documents as may be required to be filed from time to time with the U.S. Securities and Exchange Commission with respect to (i) Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5 and (ii) any applications for EDGAR access codes, including without limitation the Form ID.

Should the Attorney cease to be manager of KKR Europe V S.à r.l., or ceases to be employed by any affiliate of KKR Europe V S.à r.l., the powers granted to such Attorney under this power of attorney will be automatically revoked.

Date: May 25, 2020

KKR EUROPEAN FUND V (USD) SCSP	KKR EUROPEAN FUND V (EUR) SCSP
By: KKR Associates Europe V SCSp, its general partner	By: KKR Associates Europe V SCSp, its general partner
By: KKR Europe V S.à r.l., its general partner	By: KKR Europe V S.à r.l., its general partner

/s/ Jason Carss	/s/ Jason Carss
Name: Jason Carss	Name: Jason Carss
Title: Class A manager	Title: Class A manager

/s/ Thomas Weber	/s/ Thomas Weber
Name: Thomas Weber	Name: Thomas Weber
Title: Class B manager	Title: Class B manager

KKR ASSOCIATES EUROPE V SCSP	KKR EUROPE V S.À R.L.
By: KKR Europe V S.à r.l., its general partner

/s/ Jason Carss	/s/ Jason Carss
Name: Jason Carss	Name: Jason Carss
Title: Class A manager	Title: Class A manager

/s/ Thomas Weber	/s/ Thomas Weber
Name: Thomas Weber	Name: Thomas Weber
Title: Class B manager	Title: Class B manager